UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2015

MEETINGHOUSE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54779	45-4640630
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

2250 Dorchester Avenue, Dorchester, Massachusetts		02124
(Address of Principal Executive Offices)		(Zip Code)

(617) 298-2250
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On June 16, 2015, the Board of Directors of Meetinghouse Bancorp, Inc. (the “Company”) authorized the repurchase of up to 7,669 shares of the Company’s outstanding common stock.  This share amount equals the number of shares the Company issued on May 19, 2015 in the form of restricted stock grants awarded under the Meetinghouse Bancorp, Inc. 2014 Equity Incentive Plan, which was approved by stockholders at the Company’s 2014 Annual Meeting of Stockholders.  The Company will conduct any repurchases through open market purchases (which may be by means of a trading plan adopted under SEC Rule 10b5-1) or in privately negotiated transactions, subject to market conditions and other factors.  There is no guarantee as to the exact number of shares that the Company may repurchase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEETINGHOUSE BANCORP, INC.

Date: June 16, 2015	By:	/s/ Anthony A. Paciulli
Anthony A. Paciulli
President and Chief Executive Officer